Sub-Item 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter of bylaws:

(a.1.) Articles Supplementary, dated March 2, 2011, 2010 filed as Exhibit Item 28 a.(ii) - incorporated herein by reference to the SEC filing on April 29, 2011 under Conformed Submission Type 485(b) for Hartford Series Fund, Inc., CIK 0001053425, accession number 0001104659-11-024341.